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                                                                   Exhibit 10(b)

                       Paul, Hastings, Janofsky & Walker LLP
                              555 South Flower Street
                           Los Angeles, California  90071
                                   (213)683-6000






                                               April 30, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:         Dresdner RCM Equity Funds, Inc.
            Post-Effective Amendment No. 7
            to Form N-1A Registration Statement
            File Nos.  33-97572 and 811-9100

Ladies and Gentlemen:

            As counsel to Dresdner RCM Equity Funds, Inc. (the "Company"), we have reviewed the Prospectus and Statement of Additional Information of the Company included in Post-Effective Amendment No. 7 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940. This will confirm, pursuant to Rule 485(b)(4) under the 1933 Act, that the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

                                               Very truly yours,



                                               /s/Michael Glazer
                                               for PAUL, HASTINGS,
                                               JANOFSKY & WALKER LLP